SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 17, 2008

Commission file number 001-12215

Quest Diagnostics Incorporated
Three Giralda Farms
Madison, NJ 07940
(973) 520-2700

Delaware
(State of Incorporation)

16-1387862
(I.R.S. Employer Identification Number)

Item 2.02. Results of Operations and Financial Condition

On January 17, 2008, Quest Diagnostics Incorporated issued a press release announcing that the company will report results for the fourth quarter and year ended December 31, 2007 and provide financial guidance for 2008 on February 21, 2008, instead of the previously scheduled date of January 29, 2008. Among other things, the company reaffirmed its 2007 guidance for revenues of between $6.6 billion and $6.7 billion, and earnings per diluted share from continuing operations of between $2.84 and $2.91, before $0.04 per share in special charges recorded in the first quarter of 2007. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

c.	Exhibit

	99.1	Press release of Quest Diagnostics Incorporated dated January 17, 2008.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 18, 2008

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ Robert A. Hagemann
Robert A. Hagemann
Senior Vice President and Chief
Financial Officer